AEROJET P.O. Box 13222 Sacramento, CA 95813-6000

Purchase Order

Purchase Order Number	Change Order Number	Vendor ID	DPAS Rating	Control ID	FOB	Ship Via
S38169	0	BS101	N/A	FBW201	DESTINATION	FOB DESTINATION-VENDOR PAY

TO: B 6 SIGMA, INC.
ATTN: VIVEK R. DAVE
41 B BISBEE CT., SUITE B4
SANTA FE, NM 87508-1450

Mail Invoices To: AEROJET – ACCOUNTS PAYABLE
P.O. BOX 13820
Sacramento, CA 95853-3820

Purchase Order Payment Terms: NET 30

Sales Tax	Aerojet Resale Permit Number	TOTAL PRICE
NOT APPLICABLE	SYKH 17-608426	$135,987.00

Documents incorporated by reference in this Purchase Order can be accessed at www.aerojet.com using the SupplierNet link for the Sacramento location.

ITEM NO.	DUE ON DOCK DELIVERY DATE	QUANTITY	UNIT OF MEASURE	PART/DESCRIPTION	UNIT PRICE
1	3/31/2011	1	JB	034958-1 SEMI-SOLID CASE LINERS SEMI-SOLID ALUMINUM ALLOY WARHEAD CASE LINERS IN ACCORDANCE WITH STATEMENT OF WORK SET FORTH BELOW	$135,987.00

<u>**Statement of Work**</u>

Semisolid Aluminum Alloy Warhead Case Liners

1.0 Introduction/Background:

The Scalable Technology for Adaptive Response (STAR) program was designed to provide military users the flexibility of scalable, adaptive, and selectable weapons that enable rapid target defeat while minimizing collateral damage and noncombatant casualties. The STAR Energetics Team has an immediate need for reactive material structures that can replace inert structures in warheads to enhance energy output and insensitive munitions response. The objective of this work is to generate prototypes of reactive semisolid aluminum alloy warhead case liners that are designed to improve the hazard and IM response of the STAR 105mm warhead. Test samples are required by Q3FY10 and warhead case liner prototypes are required in Q4FY10.

2.0 Scope/Initiative Objective

Reactive structures and materials are being considered for current and future ordnance and armament needs. Reactive structures are required to enhance the energy on target and/or achieve equivalent energy on target with smaller munitions. For many current munitions, the steel casings represent a large "parasitic" mass in that they do not contribute

PACKAGING INSTRUCTIONS: Seller shall comply with any special packaging or handling requirements identified in drawings, specifications, or other requirements incorporated in this PO. If no requirements are incorporated, Seller and/or Seller's suppliers shall at a minimum, preserve, package and pack items in accordance with the latest version of ASTM D3951. Seller shall be responsible to ensure adequate packaging and packing materials are used to assure undamaged delivery of items. Items may be combined in a single package <u>only</u> if they are all assigned to the same Purchase Order. Do not combine items from multiple Purchase Orders in a single package. Packing slips must be attached to the outside of each container, and must be easily removable upon arrival at destination. Packing slips must contain at a minimum, the following information in a legible format:

- Purchase Order # and applicable Purchase Order line item number.
- Actual quantity shipped and unit of measure defined above.
- The appropriate safety related information such as Material Safety Data Sheets (MSDS) and if applicable, copies of the Competent Authority for energetic materials, must accompany each package.

SHIP TO:
SHIP TO ADDRESS IS DEFINED IN PURCHASE ORDER

SEE PURCHASE ORDER TEXT

EXPORT OF TECHNICAL DATA OR HARDWARE: No technical data furnished to Seller by Aerojet as part this Order, or developed by Seller directly from such data during performance of this Order, shall be re-exported to any foreign person, firm or country, including foreign persons employed by or associated with the United States, without first complying with the licensing, approval, and all other requirements of the U.S. export control laws, regulations, and directives, including but not limited to the Arms Export Control Act (22 USC 2778), International Traffic in Arms Regulation (22 CFR, Part 120-130), Export Administration Act (50 USC 2401-2410 as amended), Export Administration Regulations (15 CFR Part 730-799) and DoD directive 5230.25, Withholding of Unclassified Technical Data from Public Disclosure. Seller agrees to obtain written consent of Aerojet prior to submitting any request for authority to export any such technical data.

RESTRICTION FOR VISITING OR PERFORMING WORK ON AEROJET FACILITIES:
Seller agrees that only those individuals who are a "U.S. person" as that phrase is defined in ITAR will be permitted access to Aerojet facilities in the performance of this Order, unless otherwise authorized by Aerojet Visitor Control. This includes Seller, Seller's employees and Seller's subcontractors/suppliers.

AUTHORIZED REPRESENTATIVE OF COMPANY: Please Sign and Return to Buyer Immediately
This Order is issued to establish a contract between Aerojet-General Corporation ("Aerojet") and the Seller identified herein. This Order includes all documents that are expressly attached here to or incorporated by reference, including (unless otherwise specified herein) Aerojet General Provisions, Form SCM-AS302-1, Feb 2010. Any terms stated in your acknowledgment which are additional to, or in conflict with, the terms herein shall not become a part of this Order. All packages, deliverable documents, shipping papers, and invoices must cite the Order number above. The undersigned acknowledges full and unqualified acceptance of all terms of this Order. Changes, if any, shall be in writing and signed by a person assigned to Aerojet's Procurement department and responsible for administration of this Order.

PRINTED NAME

PRINTED TITLE

SIGNATURE

DATE SIGNED

BUYER NAME: RICK CESARIO
BUYER PHONE: 916-355-2604
BUYER FAX: 916-355-5096

Rick Cesario
BUYER SIGNATURE

9-10-10
EFFECTIVE DATE

to the overall energy release of the munition, but they take up anywhere from 50% to 75% of the total system weight. For example, a high explosive (HE) alone has a specific energy release of 1500 Cal/g, but when the case mass is taken into account, the effective specific energy for the overall munition goes down by a factor of three or four. Reactive liners are required to replace a portion of the inert case for warhead energy enhancement without eroding insensitive munition function.

The contractor will employ thixotropically and/or powder metallurgically processed aluminum alloys with reactive metal additives to blend static structural integrity with the ability to dynamically break up at the 10-100 micron length scale. The very high stored enthalpy can be released by the following mechanisms: (1) Bulk and surface material breakup strategies that are operational in the brisant loading regime, i.e., less than 10 microseconds, will result in a fine plume of ejecta and material that moves out at up to twice the Gurney Velocity reacting with oxygen and releasing additional blast energy and (2) a material that will respond well to gas-dynamic driven breakup (Mott equation regime) as a secondary fragmentation mechanism. In addition, the aluminum alloys can be employed as asymmetric shock dampers in annular, variable yield warhead concepts that currently use inert buffers.

3.0 Applicable Documents
MIL-STD-650, Explosive: Sampling, Inspection, and Testing

Army Technical Bulletin (TB) 700-2, Department of Defense Ammunition and Explosives Hazard Classification Procedures, 5 January 1998

Title 49, Code of Federal Regulations (CFR), Most Recent

AMC-R 385-100 paragraph 15.4 (c), Department of the Army Safety Manual, 26 September 1995

NAVSEAINST 8020.5C 5 May 00.

AOP 7 November 2007.

**All aforementioned documents can be readily found online.*

4.0 Requirements
The contractor will formulate two(2) different aluminum alloy/reactive metal compositions that have a range of density, strength, and output. The contractor will perform performance predictions and simulations to assess the potential yield and potential variable yield effects in terms of blast overpressure as a function of scaled distance and the contribution of reactive liners to warhead specific energy release. The contractor will conduct energy output predictions for a set of potential warhead configurations. The contractor will develop reactive material manufacturing processes and article preparation processes. Semi-solid alloy ingots will be produced followed by shaping to form discs and cylinders. The contractor will explore reactive material initiation mechanisms and processes. The contractor will generate prototypes, conduct a performance evaluation, and provide prototypes to the Government for evaluation. Prototypes will be in the form of discs and cylinders up to 127mm in diameter and two(2) different thicknesses – for the discs – and one(1) wall thickness selected for the cylinders.

4.1 Task 1: **refinement of project and experimental plan**
After program start, the experimental plan and project plan will be refined with ARDEC program manager input. During the kickoff meeting, the final plan and detailed schedule will be agreed upon.

4.2 Task 2: **Performance predictions**
Using reduced order models, scaling laws will be developed to show potential blast overpressure as a function of distance from blast as well as blast impulse. Different assumptions will be made regarding the fraction of the case material that reacts, ranging from 10% to 90%. These calculations will be valuable in correctly interpreting the subsequent gas gun and HE tests to determine the fraction of case material that reacted as a function of impact speed in the case of the gas gun tests, and as a function of the ratio of HE mass to metal mass in the explosive tests.

4.3 Task 3: **alloy development**
This task will involve the blending of various alloys to develop two(2) different formulations that will have

differing amounts of secondary high density phases. The post-process inspection will consist of metallographic examination and measurements of density, and uniaxial tensile testing.

4.4 Task 4: **performance evaluation - gas gun testing**
The alloys developed during the alloy development task (Task 1) will be machined into cylinders with a weight of 3-5 grams. The samples will be sabot-launched using a gas gun to terminal velocities ranging from 2000 to 8000 feet per second. The samples will be tested in a chamber where they will collide with an anvil and thus fragment and release energy. Alternatively, a second series of tests will be conducted with a flyer plate as the projectile in a "reverse ballistics" test configuration. The diagnostics for these gas gun tests will include high speed photography and pressure rise within the reaction chamber. Post test analysis will include examination of the residual fragments if any to determine the initiation mechanisms and breakup mechanics. The proposed test matrix is shown below.

ALLOY FORMULATION	GAS GUN SPEED
Alloy formulation 1: up to 3 repetitions at each speed	6000 fps
	8000 fps
Alloy formulation 2: up to 3 repetitions at each speed	6000 fps
	8000 fps

4.5 Task 5: **performance evaluation - circular disc tests**
The formulation with the highest pressure rise / greatest energy release during the gas gun testing phase will then be used for the next level of testing, which will be on cylindrical discs that are 127mm in diameter and will have a nominal thickness of 4mm, plus one other thickness. There will be the option of testing the other metal formulation as well, but the repetitions will of course be reduced by 50% to keep the total number of tests the same. Eighteen (18) discs total will be produced. Three (3) plates of each thickness for as total of six (6) will be supplied to the ARDEC customer. Eight (8) discs will be tested using a half-plate explosive configuration with LX-14 as the high explosive (HE) of choice. Four (4) discs will be held in contingency for additional testing or characterization as required.

Testing will be nominally conducted as open air tests with suitable diagnostics. The test diagnostics could include:

- air blast probe recording with charge time-zero measured from fiber-optic probe signals
- High-speed digital video qualitative overview
    - E.g. Vision Research Phantom V7.0 monochrome camera

The proposed explosive test matrix is shown below.

Plate thickness	metal/HE ratio
Other thickness – 4 repetitions – 2 for each alloy composition or choice of conducting 4 at one composition	This will be determined by test range experts with concurrence with ARDEC program manager
Other thickness – 4 repetitions – 2 for each alloy composition or choice of conducting 4 at one composition	This will be determined by test range experts with concurrence with ARDEC program manager

4.6 Task 6: **preparation of large cylindrical samples.**
Large scale cylindrical form factors will be manufactured using only one single alloy compositionA total of six

(6) articles will be fabricated. The specific size and shape are subject to change based on ARDEC program manager input. Three (3) of these will be delivered to ARDEC. Three will be explosively tested.

4.7 **Prepare and submit yearly technical report summary**

5.0 Deliverables

5.1 Kickoff meeting
5.2 Report 1: revised project plan and results of predictive performance calculations
5.3 Report 2: results of alloy development
5.4 Report 3: results of initial gas gun testing
5.5 Report 4: results of HE tests on flat discs
5.6 Three each of the alloy discs at the following thicknesses: 2mm, 4mm, and 6mm thick and 127mm in diameter.
5.7 At least one set of three prototype cylinders. Dimensions TBD.
5.8 Monthly Progress Briefs
5.9 Final Technical Report

6.0 Payable Milestone Schedule

SEE "PERFORMANCE-BASED PAYMENTS" CLAUSE ON PAGE 7 FOR PAYMENT PROVISIONS

Schedule: Seven months following contract award. The following table shows start and stop dates for key activities, as well as milestones.

TASK OR MILESTONE DESCRIPTION	START (wks ARO)	STOP (wks ARO)
Kickoff meeting	1	1
Task 1: refinement of experimental and project plan	1	2
Task 2: performance predictions	2	4
Milestone: revised experimental and project plans together with performance predictions complete and Report 1 delivered	4	4
Task 3: alloy development	4	10
Milestone: alloy development complete and Report 2 delivered	10	10
Task 4: performance evaluation – gas gun testing	10	14
Milestone: gas gun testing complete and Report 3 delivered	14	14
Task 5: manufacture of flat discs	14	18
Milestone: delivery of 9 flat disc samples before 30-June 2010	18	18
Task 5: performance testing – circular disc tests	18	22
Milestone: circular disc tests complete and Report 4 delivered-	22	22
Task 6: fabrication of large cylindrical samples	22	26
Milestone: delivery of large cylindrical samples before 30-September 2010	26	26
Milestone: final technical report submitted	28	28
PROJECT COMPLETE	28	28

7.0 Shipping Provisions

7.1 Deliverables shall be sent to the following POCs:

The Contractor shall deliver NON energetics with Material Safety Data Sheets (MSDS), lot numbers, and labeled as flammable solids to the following:

Kenneth E. Lee
RDAR-MEE-W
Bldg 3028
Picatinny Arsenal, NJ 07806-5000

The Contractor shall deliver energetic materials that have been processed and are considered energetic (pre-mixed by vendor in wet cake or non wet cake form) to one of the following addresses. Prior to shipping, a DA 581 form shall be sent ahead to the Point of Contact (POC) in Building 806 at Picatinny Arsenal and a copy sent to Philip Samuels (philip.samuels@us.army.mil) with lot numbers clearly written. The Contractor shall ship the material in a pipe bomb with MSDS as directed to one of the following:

Commander US Army, RDECOM-ARDEC
Attention: Philip Samuels, 973-724-6055
EMCN# - A18
Explosive Receiving, Bldg 806
Picatinny Arsenal, NJ 07806-5000

The Contractor shall provide copies of the MSDS for all powders, oxidizers, ingredients, etc., used in characterization to:

Kenneth E. Lee
RDAR-MEE-W
Bldg 3028
Picatinny Arsenal, NJ 07806-5000

The Contractor shall provide copies of the MSDS for all powders, oxidizers, ingredients, etc., used in characterization that is shipped to Picatinny Arsenal to:

Christopher Wagner
Hazmart
Bldg 316
Picatinny Arsenal, NJ 07806-5000
Phone: 973-724-2061

7.2 The Contractor shall provide proper shipment of all reports, articles, and test articles to the address specified by the government as needed. The Contractor shall follow all local, state, and federal regulations for the safe handling and shipment of all items. In particular, special attention shall be given to adhere to all Department of Transportation rules and regulations for shipment of hazardous materials including proper markings, packaging, shipping methods, and transport of materials. The Contractor shall obtain all packaging materials, which are in accordance with DOT packaging 49CFR 173.62 requirements and applicable interim hazard classification (IHC). Small experimental samples will be shipped using an approved shipping container IAW Department of Transportation Exemption 8451 (DOT-E 8451) as needed. The Contractor shall ship completed (live) S&A devices and equipment to the locations duly authorized by ARDEC.

8.0 Data and Reporting

Data and reporting requirements must be IAW Attachment B of the Ordnance Technology Initiative Agreement

9.0 Safety

The contractor shall adhere to all local, state, and federal rules and regulations required in order to maintain a safe and non-hazardous occupational environment throughout the duration of this contract. At a minimum, the contractor shall provide the following reports and materials on an as needed basis:

9.1 Accident/Incident Report: The contractor shall report immediately any major accident/incident (including fire) resulting in any one or more of the following: causing one or more fatalities or one or more disabling

injuries; damage of Government property exceeding $10,000; affecting program planning or production schedules; degrading the safety of equipment under contract, such as personnel injury or property damage may be involved; identifying a potential hazard requiring corrective action. The contractor shall prepare the report IAW the attached CDRL DI-SAFT-81563 for each incident.

10.0 Environmental Requirements:

10.1 Pollution Prevention: Consideration should be given to alternative materials and processes in order to eliminate reduce or minimize hazardous waste being generated. This is to be accomplished while minimizing item cost and risk to item performance.

10.2 Environmental Compliance: All activities must be in compliance with Federal, State, and local environmental laws and regulations, Executive orders, treaties and agreements. The recipient shall evaluate the environmental consequences and identify the specific types and amounts of hazardous waste being generated during the conduct of efforts undertaken under this Agreement.

10.2.1 Hazardous Waste Report: The contractor shall evaluate the environmental consequences and identify the specific types and amounts of hazardous waste being generated during this Agreement. The contractor shall submit a Hazardous Waste Report IAW the attached CDRL DI-MGMT-80899.

10.3 Disposal Instructions for Residual/Scrap Materials: The recipient shall dispose of all residual and scrap materials generated from this Agreement, including high explosives. The recipient shall specify the anticipated quantities, methods, and disposal costs.

10.4 Ozone Depleting Chemical (ODC). Class 1 Ozone Depleting Chemicals (Class 1 ODCs) are not used in executing the SOW.

11.0 Data Rights and Copyrights: The contractor shall comply with the terms and conditions defined in the Ordnance Technology Base Agreement, Article X.

12.0 Security Classification :

The security classification level for this effort is UNCLASSIFIED."

13.0 GOVERNMENT FURNISHED ITEMS

AOR : Kenneth E. Lee
RDAR-MEE-W
Bldg 3028
Picatinny Arsenal, NJ 07806-5000
Kenneth.lee13@us.army.mil

PERFORMANCE-BASED PAYMENTS

The following performance-based payments are authorized upon satisfactory completion and Aerojet acceptance of the event or performance criterion described below.

Event or Performance Criterion	Substantiation for Authorizing Payments	Due Date	Payment Amount
REPORT #1 DELIVERED	Submission of Report to Buyer	Oct. 8, 2010	$28,894.00
REPORT #2 DELIVERED	Submission of Report to Buyer	Nov. 19, 2010	$12,359.00
REPORT #3 DELIVERED	Submission of Report to Buyer	Dec. 17, 2010	$30,153.00
NINE (9) ALLOY DISC DELIVERED (due 30 June 2010)	Receipt of Hardware at EMRTC	Jan. 14, 2011	$50,410.00
REPOT 4 DELIVERED	Submission of Report to Buyer	Feb. 11, 2011	$3,241.00
DELIVERY OF THREE (3) CYLINDRICAL SAMPLES (due 30 September 2010)	Receipt of Hardware at EMRTC	Mar. 11, 2011	$7,965.00
FINAL TECHNICAL REPORT (due 28 wks ARO)	Submission of Final Report to Buyer	Mar. 25, 2011	$2,965.00

Payment. Seller shall not be entitled to payment of a request for performance-based payment prior to successful accomplishment of the event or performance criterion for which payment is requested. Buyer shall determine whether the event or performance criterion for which payment is requested has been successfully accomplished in accordance with the terms of this Order. Buyer may, at any time, require Seller to substantiate the successful performance of any event or performance criterion which has been or is represented as being payable. Buyer's approval of a request for performance-based payment does not constitute an acceptance by Buyer and does not excuse Seller from performance of obligations under this Order.
Liquidation of performance-based payments. Unless otherwise stated in this Order, performance-based amounts paid prior to payment for delivery of an item shall be liquidated by deducting a percentage or a designated dollar amount from the delivery payment. If the performance-based payments are on a delivery item basis, the liquidation amount for each such line item shall be the percent of that delivery item price that was previously paid under performance-based payments or the designated dollar amount. If the performance-based payments are on a whole contract basis, liquidation shall be by either predesignated liquidation amounts or a liquidation percentage.
Suspension of Payments. Buyer may reduce or suspend performance-based payments, liquidate performance-based payments by deduction from any payment under this Order, or take a combination of these actions after finding upon substantial evidence any of the following conditions:

(1) Seller failed to comply with any material requirement of this Order.
(2) Performance of this Order is endangered by Seller's (i) failure to make progress, or (ii) unsatisfactory financial condition.
(3) Seller is delinquent in payment of any subcontractor or supplier under this Order in the ordinary course of business.

Title to Property. Title shall vest in Buyer (or Buyer's customer) immediately upon the date of the first performance-based payment under this Order, for property acquired or produced before that date. Otherwise, vestiture shall occur when the property is or should have been allocable or properly chargeable to this Order. Property is defined in FAR 52.232-32 Performance-Based Payments.

FBW -POSP. The following provisions also apply to this Purchase Order:

Reference: Aerojet RFQ Number RC10-458

All questions and contacts with Aerojet, with respect to this Order, must be made through the Buyer. Purchasing personnel are the only persons authorized to negotiate procurement contracts or commit funds for the Company. Any work performed or other action taken, under this Order in accordance with instructions of any individual other than the Buyer, shall be at Seller's risk and without recourse to claim for reimbursement.

REPRESENTATIONS OF MATERIAL FACTS. The award of this P.O. was in reliance on the facts reflected in

certifications and representations made by Seller prior to the award. Those same facts can determine whether the intended end use of seller's products is lawful. If, at any time during the performance of this P.O., Seller discovers that any information contained in these certifications and representations is erroneous or is no longer current, Seller must provide immediate written notice of the correction and current information to the Aerojet Buyer. This obligation is a material term of this contract. The corrected and current facts could lead Aerojet to divert Seller's products from the intended use, terminate continued performance, or other business decision. A breach of this obligation is grounds for a default termination.

PUBLICITY

Unless the written consent of Aerojet is first obtained, Seller shall not:

a. Publicly disclose or make any news release, public announcement, denial or confirmation of the award of this P.O. or any related subject matter, except as required by law or regulation; or,

b. Use any data relating to this P.O. in verbal or written presentations at professional meetings, seminars and symposia, or in articles to be published in professional, scientific and technical journals, or similar media. Aerojet shall not unreasonably withhold said consent.

DPAS This is a rated order certified for national defense use, and you are required to follow all the provisions of the Defense Priorities and Allocations Systems Regulation (15 CFR 700). The Rating is **N/A.**

LABELING OF OZONE DEPLETING SUBSTANCES Seller shall comply with 40 CFR Part 82, Protection of Stratospheric Ozone; Labeling in the performance of this Order. The regulation applies to (1) products manufactured with a process using a class I substance, (2) products that contain a class I substance, and/or (3) containers containing a class I or class II substance. It also applies to products manufactured by Aerojet or another supplier that will be provided to Seller as furnished property for processing (e.g., machining, welding, etc.). For affected items, Aerojet prefers that adhesive labels not be affixed to the container or product itself, but that a warning statement, with the information required by the regulation, be provided as part of the shipping documents accompanying delivery of the item. Such warning statement satisfies the requirements of Section 611 of the 1990 Clean Air Act Amendments, 40 CFR Part 82.

FAR PROVISIONS AND CLAUSES: FAR and FAR Supplement provisions and clauses identified herein are incorporated by reference, and are the versions in effect as of 06/24/2009. The prime contract number is Ordnance Technology Initiative Agreement 2009-398. The following FAR/DFARS clauses apply:

52.223-3	Hazardous Material Identification and Material Safety Data
252.223-7001	Hazard Warning Labels
252.223-7002	Safety Precautions for Ammunition and Explosives
252.223-7003	Change in Place of Performance-Ammunition and Explosives
252.223-7006	Prohibition on Storage and Disposal of Toxic and Hazardous Materials
252.223-7007	Safeguarding Sensitive Conventional Arms, Ammunition and Explosives

AEROJET P.O. Box 13222
Sacramento, CA 95813-6000

Purchase Order

Purchase Order Number	Change Order Number	Vendor ID	DPAS Rating	Control ID	FOB	Ship Via
S38169	0	BS101	N/A	FBW201	DESTINATION	FOB DESTINATION-VENDOR PAY

TO: B 6 SIGMA, INC.
ATTN: VIVEK R. DAVE
41 B BISBEE CT., SUITE B4
SANTA FE, NM 87508-1450

Mail Invoices To: AEROJET – ACCOUNTS PAYABLE
P.O. BOX 13820
Sacramento, CA 95853-3820

Purchase Order Payment Terms: NET 30

Sales Tax	Aerojet Resale Permit Number	TOTAL PRICE
NOT APPLICABLE	SYKH 17-608426	$135,987.00

Documents incorporated by reference in this Purchase Order can be accessed at www.aerojet.com using the SupplierNet link for the Sacramento location.

ITEM NO.	DUE ON DOCK DELIVERY DATE	QUANTITY	UNIT OF MEASURE	PART/DESCRIPTION	UNIT PRICE
1	3/31/2011	1	JB	034958-1 SEMI-SOLID CASE LINERS SEMI-SOLID ALUMINUM ALLOY WARHEAD CASE LINERS IN ACCORDANCE WITH STATEMENT OF WORK SET FORTH BELOW	$135,987.00

<u>**Statement of Work**</u>

Semisolid Aluminum Alloy Warhead Case Liners

1.0 Introduction/Background:
The Scalable Technology for Adaptive Response (STAR) program was designed to provide military users the flexibility of scalable, adaptive, and selectable weapons that enable rapid target defeat while minimizing collateral damage and noncombatant casualties. The STAR Energetics Team has an immediate need for reactive material structures that can replace inert structures in warheads to enhance energy output and insensitive munitions response. The objective of this work is to generate prototypes of reactive semisolid aluminum alloy warhead case liners that are designed to improve the hazard and IM response of the STAR 105mm warhead. Test samples are required by Q3FY10 and warhead case liner prototypes are required in Q4FY10.

2.0 Scope/Initiative Objective
Reactive structures and materials are being considered for current and future ordnance and armament needs. Reactive structures are required to enhance the energy on target and/or achieve equivalent energy on target with smaller munitions. For many current munitions, the steel casings represent a large "parasitic" mass in that they do not contribute

PACKAGING INSTRUCTIONS: Seller shall comply with any special packaging or handling requirements identified in drawings, specifications, or other requirements incorporated in this PO. If no requirements are incorporated, Seller and/or Seller's suppliers shall at a minimum, preserve, package and pack items in accordance with the latest version of ASTM D3951. Seller shall be responsible to ensure adequate packaging and packing materials are used to assure undamaged delivery of items. Items may be combined in a single package <u>only</u> if they are all assigned to the same Purchase Order. Do not combine items from multiple Purchase Orders in a single package. Packing slips must be attached to the outside of each container, and must be easily removable upon arrival at destination. Packing slips must contain at a minimum, the following information in a legible format:

- Purchase Order # and applicable Purchase Order line item number.
- Actual quantity shipped and unit of measure defined above.
- The appropriate safety related information such as Material Safety Data Sheets (MSDS) and if applicable, copies of the Competent Authority for energetic materials, must accompany each package.

SHIP TO:
SHIP TO ADDRESS IS DEFINED IN PURCHASE ORDER

SEE PURCHASE ORDER TEXT

EXPORT OF TECHNICAL DATA OR HARDWARE: No technical data furnished to Seller by Aerojet as part this Order, or developed by Seller directly from such data during performance of this Order, shall be re-exported to any foreign person, firm or country, including foreign persons employed by or associated with the United States, without first complying with the licensing, approval, and all other requirements of the U.S. export control laws, regulations, and directives, including but not limited to the Arms Export Control Act (22 USC 2778), International Traffic in Arms Regulation (22 CFR, Part 120-130), Export Administration Act (50 USC 2401-2410 as amended), Export Administration Regulations (15 CFR Part 730-799) and DoD directive 5230.25, Withholding of Unclassified Technical Data from Public Disclosure. Seller agrees to obtain written consent of Aerojet prior to submitting any request for authority to export any such technical data.

RESTRICTION FOR VISITING OR PERFORMING WORK ON AEROJET FACILITIES:
Seller agrees that only those individuals who are a "U.S. person" as that phrase is defined in ITAR will be permitted access to Aerojet facilities in the performance of this Order, unless otherwise authorized by Aerojet Visitor Control. This includes Seller, Seller's employees and Seller's subcontractors/suppliers.

AUTHORIZED REPRESENTATIVE OF COMPANY: Please Sign and Return to Buyer Immediately
This Order is issued to establish a contract between Aerojet-General Corporation ("Aerojet") and the Seller identified herein. This Order includes all documents that are expressly attached here to or incorporated by reference, including (unless otherwise specified herein) Aerojet General Provisions, Form SCM-AS302-1, Feb 2010. Any terms stated in your acknowledgment which are additional to, or in conflict with, the terms herein shall not become a part of this Order. All packages, deliverable documents, shipping papers, and invoices must cite the Order number above. The undersigned acknowledges full and unqualified acceptance of all terms of this Order. Changes, if any, shall be in writing and signed by a person assigned to Aerojet's Procurement department and responsible for administration of this Order.

MARK J. COLA
PRINTED NAME

PRESIDENT
PRINTED TITLE

[signature]
SIGNATURE

09/10/2010
DATE SIGNED

BUYER NAME: RICK CESARIO
BUYER PHONE: 916-355-2604
BUYER FAX: 916-355-5096

Rick Cesario
BUYER SIGNATURE

9-10-10
EFFECTIVE DATE